FOR IMMEDIATE RELEASE

Wilshire Enterprises, Inc. Announces Amendment to its Shareholder Rights Plan

NEWARK, N.J., March 12, 2010–Wilshire Enterprises, Inc. (“Wilshire” or the “Company”) (OTCBB: WLSE.OB) announced today that its Board of Directors has unanimously adopted an amendment to its Qualified Offer Plan Rights Agreement (the “Rights Plan”), which has the effect of terminating the Rights Plan as of March 11, 2010.  Accordingly, the Rights Plan has no further force or effect.

About Wilshire Enterprises
Wilshire is engaged primarily in the ownership and management of real estate investments in Arizona, Texas and New Jersey.  Wilshire's portfolio of properties includes five rental apartment properties with 950 units, 10 condominium units, two office buildings and a retail/office center with approximately 200,000 square feet of office and retail space, and slightly more than 19 acres of land.

FORWARD-LOOKING STATEMENTS
All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by Wilshire with the Securities and Exchange Commission.  Actual results may differ materially from such forward-looking statements. Wilshire Enterprises, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Company Contact:	Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact:	Neil Berkman, Berkman Associates, 310-826-5051